   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1997

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                    SPIROS DEVELOPMENT CORPORATION II, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                          5122                  33-0774288
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)    IdentificationNumber)
incorporation or organization)

        7475 LUSK BOULEVARD, SAN DIEGO, CALIFORNIA 92121 (415) 457-2553
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           DURA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          5122                  95-3645543
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

        7475 LUSK BOULEVARD, SAN DIEGO, CALIFORNIA 92121 (415) 457-2553
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            CAM L. GARNER                           DAVID S. KABAKOFF
    Chairman, President and Chief             Chairman, President and Chief
          Executive Officer                         Executive Officer
      DURA PHARMACEUTICALS, INC.            SPIROS DEVELOPMENT CORPORATION II,
                                                           INC.
         7475 Lusk Boulevard                  c/o Dura Pharmaceuticals, Inc.
     San Diego, California 92121                   7475 Lusk Boulevard
            (619) 457-2553                     San Diego, California 92121
                                                      (619) 457-2553
 (Name, address, including zip code,       (Name, address, including zip code,
            and telephone                             and telephone
number, including area code, of agent     number, including area code, of agent
             for service)                              for service)

                            ------------------------

                                WITH COPIES TO:

        FAYE H. RUSSELL, ESQ.                       MARK KESSELL, ESQ.
   BROBECK, PHLEGER & HARRISON LLP                  SHERMAN & STERLING
    550 West"C" Street, Suite 1300                 599 Lexington Avenue
     San Diego, California 92101                 New York, New York 10022
            (619) 234-1966                            (212) 848-4000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: /X/ 333-37673/37673-01

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                           PROPOSED
                                                                       PROPOSED            MAXIMUM
                                                    AMOUNT             MAXIMUM            AGGREGATE           AMOUNT OF
           TITLE OF EACH CLASS OF                   TO BE           OFFERING PRICE         OFFERING          REGISTRATION
        SECURITIES TO BE REGISTERED               REGISTERED           PER UNIT            PRICE(1)              FEE
Units, each consisting of one share of
 Spiros Development Corporation II,[nb]Inc.
 Callable Common Stock, par value $.001 per
 share, and one warrant to purchase one-
 fourth of one share of Dura Common Stock...       934,375              $16.00           $14,950,000            $4,411
Spiros Development Corporation II, Inc.
 Callable Common Stock included in the
 Units......................................       934,375                --                  --                  --
Dura Common Stock Purchase Warrants included
 in the Units...............................       934,375                --                  --                  --
Dura Common Stock issuable upon exercise of
 the Purchase Option(2).....................         (3)                 (3)             $27,479,969            $8,107
Dura Common Stock issuable upon exercise of
 Dura Common Stock Purchase Warrants
 included in the Units(4)...................       233,594            $44.94(4)          $10,497,714            $3,097
    Total...................................                                             $52,927,683           $15,615

(1) Assumes the exercise of the Underwriters' over-allotment option.

(2) Shares to be issued if Dura exercises the Purchase Option described in the Prospectus contained herein at any time before January 1, 2001 and pays the exercise price in shares of Dura Common Stock.

(3) Omitted pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(4) Pursuant to Rule 457(g)(3) under the Securities Act of 1933, as amended, based on the offering price of securities of the same class as determined in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Registration Statement filed under the Securities Act of 1933, as amended, by Spiros Development Corporation II, Inc. ("SDC II") and Dura Pharmaceuticals, Inc. ("Dura") with the Securities and Exchange Commission (the "Commission") hereby incorporate by reference the contents of the Registration Statement on Forms S-1/S-3 (File Nos. 333-37673/37673-01) relating to the offering of an aggregate amount of $101,200,000 of Units by SDC II and Dura.

                                 CERTIFICATION

    SDC II and Dura hereby certify to the Commission that they have instructed their bank to pay the Commission the filing fee of $15,615 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on December 17, 1997); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on December 17, 1997.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Spiros Development Corporation II, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on the 16th day of December, 1997.

                                SPIROS DEVELOPMENT CORPORATION II, INC.

                                By:            /s/ DAVID S. KABAKOFF
                                     ------------------------------------------
                                                 David S. Kabakoff
                                              CHAIRMAN, PRESIDENT AND
                                              CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman, President and
    /s/ DAVID S. KABAKOFF         Chief Executive Officer
------------------------------    (Principal Executive       December 16, 1997
     (David S. Kabakoff)          Officer)

                                Vice President and Chief
              *                   Financial Officer
------------------------------    (Principal Financial and   December 16, 1997
        (Erle T. Mast)            Accounting Officer)

              *
------------------------------  Director                     December 16, 1997
       (Cam L. Garner)

*By:    /s/ DAVID S. KABAKOFF
      -------------------------
          David S. Kabakoff
         David S. Kabakoff,
          ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Dura Pharmaceuticals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on the 16th day of December, 1997.

                                DURA PHARMACEUTICALS, INC.

                                By:              /s/ CAM L. GARNER
                                     -----------------------------------------
                                                   Cam L. Garner
                                              CHAIRMAN, PRESIDENT AND
                                              CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman, President and
      /s/ CAM L. GARNER           Chief Executive Officer
------------------------------    (Principal Executive       December 16, 1997
       (Cam L. Garner)            Officer)

                                Senior Vice President,
                                  Finance and
     /s/ JAMES W. NEWMAN          Administration, and
------------------------------    Chief Financial Officer    December 16, 1997
      (James W. Newman)           (Principal Financial and
                                  Accounting Officer)

    /s/ DAVID S. KABAKOFF
------------------------------  Executive Vice President     December 16, 1997
     (David S. Kabakoff)          and Director

                                Senior Vice President,
              *                   Sales and Marketing,
------------------------------    Director and Marketing,    December 16, 1997
      (Walter F. Spath)           Director

              *
------------------------------  Director                     December 16, 1997
       (James C. Blair)

              *
------------------------------  Director                     December 16, 1997
     (Herbert J. Conrad)

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Director                     December 16, 1997
       (Joseph C. Cook)

              *
------------------------------  Director                     December 16, 1997
       (David F. Hale)

              *
------------------------------  Director                     December 16, 1997
     (Gordon V. Ramseier)

              *
------------------------------  Director                     December 16, 1997
      (Charles G. Smith)

*By:      /s/ CAM L. GARNER
      -------------------------
            Cam L. Garner
           Cam L. Garner,
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

  EXHIBIT
    NO.                                                     DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
       5.1   Opinion of Brobeck, Phleger & Harrison LLP as to the legality of the securities being registered, including consent.

       8.1   Opinion of Brobeck, Phleger & Harrison LLP as to certain tax matters, including consent.

      23.1   Consent of Brobeck, Phleger & Harrison LLP (included in exhibits 5.1 and 8.1).

      23.2   Consent of Deloitte & Touche LLP, Independent Auditors.

      23.3   Consent of Kleinfeld, Kaplan and Becker.

      24.1*  Powers of Attorney.

------------------------

* Incorporated by reference to the same-numbered exhibit to the Registration Statement on Forms S-1/S-3 (No. 333-37673/37673-01) filed on October 12, 1997, as amended.